UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2008

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on March 19, 2008, Silverstar Holdings, Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) 9% Secured Convertible Debentures in the aggregate principal amount of $7,500,000 due March 19, 2012 (the “Debentures”) and (ii) a warrants to purchase an aggregate of 3,124,999 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $1.50 per share (the “Warrants”).

Pursuant to the Agreement, the Company entered into a Registration Rights Agreement, dated as of the date of the Agreement (the “Registration Rights Agreement”), with the Purchasers, pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) within 90 days after the closing of the transaction, a shelf registration statement for the purpose of registering for resale 130% of all the shares of Common Stock issuable upon conversion of the Debentures and the exercise of the Warrants and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), within 150 days of the closing of the transactions (180 days in the event of a full review by the Commission). If the registration statement is not declared effective within the specified time, then the Company must pay to the Purchasers an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by the Purchasers for the Debentures and Warrants. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company must pay interest at a rate of 18% per annum to the Purchasers, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full.

On September 18, 2008 the Company and the Purchaser of more than 66% of the then outstanding Registrable Securities (as defined in the Registration Rights Agreement) (the “Required Purchaser”) entered into a Waiver of Registration Rights (the “Waiver”) pursuant to which the Required Purchaser irrevocably waived the Company’s obligations to (i) cause the registration statement to become effective under the Securities Act, within 150 days of the closing of the transaction (180 days in the event of a full review by the Commission) and (ii) to pay to the Purchasers an amount in cash, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by the Purchasers for the Debentures and Warrants. In the event that (a) Rule 144 is not available for the immediate resale of the securities to be acquired by the Purchasers upon conversion of the Debentures and exercise of the Warrants (assuming that the Warrants will be exercised by the Purchasers by cashless exercise) subject to the Waiver or (b) the Company does not deliver shares of Common Stock to be issued to the Purchasers upon conversion of the Debentures and/or exercise of the Warrants without any restrictive legends (provided that if a Purchaser exercises its Warrants by a cash exercise the Company will deliver shares of Common Stock with a restrictive legend and the Company agrees that it will remove such restrictive legend once the holding period provided in Rule 144(d)(1)(ii) has elapsed), the Waiver shall be deemed suspended and any rights or remedies under the Registration Rights Agreement shall be enforceable by the Purchasers, including but not limited to, liquidated damages.

Incorporated herein by reference is the Waiver (Exhibit 10.1). The description of the Waiver contained herein are brief summaries only and are qualified in its entirety by the terms of the Waiver incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description
10.1	Waiver of Registration Rights Agreement, dated September 18, 2008, among the Company and the Purchasers.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 24, 2008	SILVERSTAR HOLDINGS, LTD.

By: /s/ Clive Kabatznik

        Name: Clive Kabatznik

        Title: Chief Executive Officer